EXHIBIT 10.3

PREFERRED SECURITIES GUARANTY AGREEMENT

SERVISFIRST BANCSHARES, INC.

MARCH 15, 2010

TABLE OF CONTENTS

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PREFERRED SECURITIES GUARANTY AGREEMENT

This PREFERRED SECURITIES GUARANTY AGREEMENT (the “Preferred Securities Guaranty”), dated as of March 15, 2010, is executed and delivered by ServisFirst Bancshares, Inc., a Delaware corporation (the “Guarantor”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Preferred Securities Guaranty Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of ServisFirst Capital Trust II, a Delaware statutory trust (the “Issuer”).

WHEREAS, pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of March 15, 2010, among the trustees of the Issuer, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 15,000 preferred securities, having an aggregate liquidation amount of $15,000,000, such preferred securities being designated the 6.0% Preferred Securities (collectively the “Preferred Securities”).

WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guaranty, to pay to the Holders of the Preferred Securities the Guaranty Payments (as defined below).  The Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guaranty for the benefit of the Holders.

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1                     Definitions and Interpretation

In this Preferred Securities Guaranty, unless the context otherwise requires:

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(a)           capitalized terms used in this Preferred Securities Guaranty but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b)           terms defined in the Trust Agreement as at the date of execution of this Preferred Securities Guaranty have the same meaning when used in this Preferred Securities Guaranty unless otherwise defined in this Preferred Securities Guaranty;

(c)           a term defined anywhere in this Preferred Securities Guaranty has the same meaning throughout;

(d)           all references to “the Preferred Securities Guaranty” or “this Preferred Securities Guaranty” are to this Preferred Securities Guaranty as modified, supplemented or amended from time to time;

(e)           all references in this Preferred Securities Guaranty to Articles and Sections are to Articles and Sections of this Preferred Securities Guaranty, unless otherwise specified;

(f)           a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guaranty, unless otherwise defined in this Preferred Securities Guaranty or unless the context otherwise requires; and

(g)           a reference to the singular includes the plural and vice versa.

“Affiliate” has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as in effect from time to time, or any successor rule thereunder.

“Business Day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to close.

“Common Securities” means the securities representing common undivided beneficial interests in the assets of the Issuer.

“Corporate Trust Office” means the office of the Preferred Securities Guaranty Trustee at which the corporate trust business of the Preferred Securities Guaranty Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 Market Square North, Attention:  Corporate Trust Administration.

“Covered Person” means any Holder or beneficial owner of Preferred Securities.

“Debentures” means the series of subordinated debt securities of the Guarantor designated the 6.0% Junior Subordinated Mandatory Convertible Deferrable Interest Debentures due March 15, 2040 held by the Property Trustee (as defined in the Trust Agreement) of the Issuer.

“Event of Default” means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guaranty.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time, or any successor legislation.

“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Guarantor and its subsidiaries throughout the period indicated and consistent with the prior financial practice of the Guarantor and its subsidiaries.

“Guaranty Payments” means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the “Redemption Price”) to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer.

“Holder” shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor.

“Indemnified Person” means the Preferred Securities Guaranty Trustee, any Affiliate of the Preferred Securities Guaranty Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Securities Guaranty Trustee.

“Indenture” means the Indenture dated as of March 15, 2010, among the Guarantor (the “Debenture Issuer”) and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

“Majority in liquidation amount of the Preferred Securities” means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

“Officers’ Certificate” means, with respect to any person, a certificate signed by two of the following:  the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Secretary or the Treasurer of the Guarantor.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guaranty shall include:

(a)           a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b)           a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer’s Certificate;

(c)           a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Other Debentures” means all junior subordinated debentures issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

“Other Guaranties” means all guaranties hereafter issued by the Guarantor with respect to preferred securities (if any) similar to the Preferred Securities issued by other trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Preferred Securities Guaranty Trustee” means Wilmington Trust Company until a Successor Preferred Securities Guaranty Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guaranty, and thereafter means each such Successor Preferred Securities Guaranty Trustee.

“Responsible Officer” means, with respect to the Preferred Securities Guaranty Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Preferred Securities Guaranty Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Successor Preferred Securities Guaranty Trustee” means a successor Preferred Securities Guaranty Trustee possessing the qualifications to act as Preferred Securities Guaranty Trustee under Section 4.1.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect from time to time.

 “Trust Securities” means the Common Securities and the Preferred Securities.

ARTICLE II
TRUST INDENTURE ACT

Section 2.1                             Trust Indenture Act; Application.

(a)           This Preferred Securities Guaranty is not subject to or governed by the Trust Indenture Act except to the extent set forth herein as expressly agreed to by the parties to this Preferred Securities Guaranty.

(b)           The Preferred Securities Guaranty Trustee shall comply with the obligations set forth under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

Section 2.2                            Lists of Holders of Securities

[Intentionally Omitted].

Section 2.3                            Reports by the Preferred Securities Guaranty Trustee

(a)           Within 60 days after September 2 of each year, commencing September 2, 2009, the Preferred Securities Guaranty Trustee shall provide to the Holders a brief report with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(1)           The character and amount of any advances made by it, as Preferred Securities Guaranty Trustee, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Preferred Securities, on the trust estate or on property or funds held or collected by it as the Preferred Securities Guaranty Trustee, if such advances so remaining unpaid aggregate more than one-half of one per centum of the principal amount of the Preferred Securities outstanding on such date;

(2)           Any change to the amount, interest rate, and maturity date of all other indebtedness owning to it in its individual capacity, on the date of such report, by the Guarantor, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 2.1(b);

(3)           Any change to the property and funds physically in its possession as Preferred Securities Guaranty Trustee on the date of such report;

(4)           Any additional issue of Preferred Securities which it has not previously reported; and

(5)           Any action taken by it in the performance of its duties under the Preferred Securities Guaranty which it has not previously reported and which in its opinion materially affects the Preferred Securities or the trust estate.

(b)          The Preferred Securities Guaranty Trustee shall transmit to the Holders a brief report with respect to the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of subsection (a) (or if no such report has yet been so transmitted, since the date of execution of the Preferred Securities Guaranty), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Preferred Securities, on the trust estate or on property or funds held or collected by it as such Preferred Securities Guaranty Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than 10 per centum of the principal amount of Preferred Securities outstanding at such time, such report to be so transmitted within 90 days after such time.

(c)           Reports pursuant to this section shall be transmitted by mail:

(1)          To all registered holders of Preferred Securities, as the names and addresses of such Holders appear upon the registration books of the Issuer; and

(2)          To such holders of Preferred Securities as have, within the two years preceding such transmission, filed their names and addresses with the Preferred Securities Guaranty Trustee for that purpose.

Section 2.4                           Periodic Reports to Preferred Securities Guaranty Trustee

(a)           General.  The Guarantor shall furnish to the Preferred Securities Guaranty Trustee:

(i)           unless the Guarantor is then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of each fiscal year (commencing with the quarter ending March 31, 2010), the Guarantor’s unaudited consolidated balance sheet as of the last day of such quarterly period and the related consolidated statements of income and cash flows during such quarterly period prepared in accordance with GAAP and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year;

(ii)           unless the Guarantor is then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2009), the Guarantor’s consolidated balance sheet as of the end of such year and the related consolidated statements of income, cash flows, and shareholders’ equity during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year accompanied by an audit report thereon of a firm of independent public accountants registered with the Public Company Accounting Oversight Board;

(iii)           at the time of the delivery of the report provided for in clause (ii) above (or at the time of the filing of the comparable report pursuant to the Exchange Act), an Officers’ Certificate in form attached hereto as Exhibit A to the effect that, to the best of such officers’ knowledge, no default or Event of Default under the Guarantee Agreement has occurred and is continuing or, if any default or Event of Default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action the Guarantor is taking or proposes to take in response thereto; and

(iv)           promptly after the Guarantor obtains actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an Event of Default, and an Officers’ Certificate of the Guarantor specifically stating that such Event of Default has occurred and setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto.

(b)           All such information provided to the Preferred Securities Guaranty Trustee as indicated above also will be provided by the Preferred Securities Guaranty Trustee upon written request to the Preferred Securities Guaranty Trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the Preferred Securities or (z) prospective purchasers of the Preferred Securities (and of beneficial interests in the Preferred Securities).  The Guarantor shall furnish to the Preferred Securities Guaranty Trustee, upon its request, sufficient copies of all such information to accommodate the requests of such Holders (and holders of beneficial interests therein) and prospective holders of Securities (and of beneficial interests therein)

(c)           Upon the request of any Holder, any holder of a beneficial interest in the Preferred Securities, or the Preferred Securities Guaranty Trustee (on behalf of a Holder or a holder of a beneficial interest in the Preferred Securities), the Guarantor shall furnish such information as is specified in paragraph (d)(4) of Rule 144A to Holders (and to holders of beneficial interests in the Preferred Securities), prospective purchasers of the Preferred Securities (and of beneficial interests in the Preferred Securities) who are Qualified Institutional Buyers or Accredited Investors or to the Preferred Securities Guaranty Trustee for delivery to such Holder (or holders of beneficial interests in the Preferred Securities) or prospective purchasers of the Preferred Securities (or prospective purchasers of beneficial interests therein), as the case may be, unless, at the time of such request, the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Section 2.5                           Evidence of Compliance with Conditions Precedent

(a)           The Guarantor shall furnish to the Preferred Securities Guaranty Trustee evidence of compliance with the conditions precedent, if any, provided for in the Preferred Securities Guaranty (including any covenants compliance with which constitutes a condition precedent) which relate to the satisfaction and discharge of the Preferred Securities Guaranty, or to any other action to be taken by the Preferred Securities Guaranty Trustee at the request or upon the application of the Guarantor.  Such evidence shall consist of the following:

(i)           Officers’ Certificates or opinions made by officers of the Guarantor stating that such conditions precedent have been complied with; and

(ii)           An opinion of counsel (who may be counsel of the Guarantor) stating that in his opinion such conditions precedent have been complied with.

Section 2.6                          Events of Default; Waiver

The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences.  Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guaranty, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 2.7                          Event of Default; Notice

(a)           The Preferred Securities Guaranty Trustee shall, within 90 days after the occurrence of a default with respect to this Preferred Securities Guaranty known to a Responsible Officer of the Preferred Securities Guaranty Trustee, mail by first class postage prepaid, to all Holders of the Preferred Securities, notices of all defaults actually known to a Responsible Officer of the Preferred Securities Guaranty Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guaranty Payment, the Preferred Securities Guaranty Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Securities Guaranty Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Preferred Securities.

(b)           The Preferred Securities Guaranty Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Securities Guaranty Trustee shall have received written notice, or a Responsible Officer of the Preferred Securities Guaranty Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge, of such Event of Default.

Section 2.8                          Conflicting Interests

The Trust Agreement shall be deemed to be specifically described in this Preferred Securities Guaranty for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

ARTICLE III
POWERS, DUTIES AND RIGHTS OF
PREFERRED SECURITIES GUARANTY TRUSTEE

Section 3.1                            Powers and Duties of the Preferred Securities Guaranty Trustee

(a)           This Preferred Securities Guaranty shall be held by the Preferred Securities Guaranty Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Securities Guaranty Trustee shall not transfer this Preferred Securities Guaranty to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Securities Guaranty Trustee on acceptance by such Successor Preferred Securities Guaranty Trustee of its appointment to act as Successor Preferred Securities Guaranty Trustee.  The right, title and interest of the Preferred Securities Guaranty Trustee shall automatically vest in any Successor Preferred Securities Guaranty Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Securities Guaranty Trustee.

(b)           If an Event of Default actually known to a Responsible Officer of the Preferred Securities Guaranty Trustee has occurred and is continuing, the Preferred Securities Guaranty Trustee shall enforce this Preferred Securities Guaranty for the benefit of the Holders of the Preferred Securities.

(c)           The Preferred Securities Guaranty Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guaranty, and no implied covenants shall be read into this Preferred Securities Guaranty against the Preferred Securities Guaranty Trustee.  In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Securities Guaranty Trustee, the Preferred Securities Guaranty Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guaranty, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)           No provision of this Preferred Securities Guaranty shall be construed to relieve the Preferred Securities Guaranty Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(i)           prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)           the duties and obligations of the Preferred Securities Guaranty Trustee shall be determined solely by the express provisions of this Preferred Securities Guaranty, and the Preferred Securities Guaranty Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guaranty, and no implied covenants or obligations shall be read into this Preferred Securities Guaranty against the Preferred Securities Guaranty Trustee; and

(B)           in the absence of bad faith on the part of the Preferred Securities Guaranty Trustee, the Preferred Securities Guaranty Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Securities Guaranty Trustee and conforming to the requirements of this Preferred Securities Guaranty; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Securities Guaranty Trustee, the Preferred Securities Guaranty Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guaranty;

(ii)           the Preferred Securities Guaranty Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Securities Guaranty Trustee, unless it shall be proved that the Preferred Securities Guaranty Trustee was grossly negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii)           the Preferred Securities Guaranty Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guaranty Trustee, or exercising any trust or power conferred upon the Preferred Securities Guaranty Trustee under this Preferred Securities Guaranty; and

(iv)           no provision of this Preferred Securities Guaranty shall require the Preferred Securities Guaranty Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Securities Guaranty Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guaranty or indemnity, satisfactory to the Preferred Securities Guaranty Trustee, against such risk or liability is not reasonably assured to it.

Section 3.2                            Certain Rights of Preferred Securities Guaranty Trustee

(a)           Subject to the provisions of Section 3.1:

(i)             The Preferred Securities Guaranty Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(ii)            Any direction or act of the Guarantor contemplated by this Preferred Securities Guaranty may be sufficiently evidenced by an Officers’ Certificate.

(iii)           Whenever, in the administration of this Preferred Securities Guaranty, the Preferred Securities Guaranty Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Securities Guaranty Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

(iv)          The Preferred Securities Guaranty Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

(v)           The Preferred Securities Guaranty Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.  Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees.  The Preferred Securities Guaranty Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guaranty from any court of competent jurisdiction.

(vi)           The Preferred Securities Guaranty Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guaranty at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Securities Guaranty Trustee such security and indemnity, satisfactory to the Preferred Securities Guaranty Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Preferred Securities Guaranty Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Securities Guaranty Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Securities Guaranty Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guaranty.

(vii)         The Preferred Securities Guaranty Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Securities Guaranty Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(viii)        The Preferred Securities Guaranty Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Securities Guaranty Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(ix)           Any action taken by the Preferred Securities Guaranty Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Securities Guaranty Trustee or its agents alone shall be sufficient and effective to perform any such action.  No third party shall be required to inquire as to the authority of the Preferred Securities Guaranty Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guaranty, both of which shall be conclusively evidenced by the Preferred Securities Guaranty Trustee’s or its agent’s taking such action.

(x)           Whenever in the administration of this Preferred Securities Guaranty the Preferred Securities Guaranty Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Securities Guaranty Trustee (i) may request and shall be entitled to receive, instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in conclusively relying on or acting in accordance with such instructions.

(xi)           The Preferred Securities Guaranty Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without gross negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guaranty.

(b)           No provision of this Preferred Securities Guaranty shall be deemed to impose any duty or obligation on the Preferred Securities Guaranty Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Securities Guaranty Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation.  No permissive power or authority available to the Preferred Securities Guaranty Trustee shall be construed to be a duty.

Section 3.3.                            Not Responsible for Recitals or Issuance of Preferred Securities Guaranty

The recitals contained in this Preferred Securities Guaranty shall be taken as the statements of the Guarantor, and the Preferred Securities Guaranty Trustee does not assume any responsibility for their correctness.  The Preferred Securities Guaranty Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guaranty.

ARTICLE IV
PREFERRED SECURITIES GUARANTY TRUSTEE

Section 4.1                            Preferred Securities Guaranty Trustee; Eligibility

(a)           There shall at all times be a Preferred Securities Guaranty Trustee which shall:

(i)     not be an Affiliate of the Guarantor; and

(ii)    be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.  $50,000,000, and subject to supervision or examination by Federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           If at any time the Preferred Securities Guaranty Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Securities Guaranty Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

(c)           If the Preferred Securities Guaranty Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Securities Guaranty Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 4.2                            Appointment, Removal and Resignation of Preferred Securities GuarantyTrustee

(a)           Subject to Section 4.2(b), the Preferred Securities Guaranty Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

(b)           The Preferred Securities Guaranty Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Securities Guaranty Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Securities Guaranty Trustee and delivered to the Guarantor.

(c)           The Preferred Securities Guaranty Trustee shall hold office until a Successor Preferred Securities Guaranty Trustee shall have been appointed or until its removal or resignation.  The Preferred Securities Guaranty Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Securities Guaranty Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Securities Guaranty Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Securities Guaranty Trustee and delivered to the Guarantor and the resigning Preferred Securities Guaranty Trustee.

(d)           If no Successor Preferred Securities Guaranty Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Preferred Securities Guaranty Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Preferred Securities Guaranty Trustee.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Securities Guaranty Trustee.

(e)           No Preferred Securities Guaranty Trustee shall be liable for the acts or omissions to act of any Successor Preferred Securities Guaranty Trustee.

(f)            Upon termination of this Preferred Securities Guaranty or removal or resignation of the Preferred Securities Guaranty Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Securities Guaranty Trustee all amounts due to the Preferred Securities Guaranty Trustee accrued to the date of such termination, removal or resignation.

ARTICLE V
GUARANTY

Section 5.1                            Guaranty

The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis to the extent set forth in this Preferred Securities Guaranty to the Holders the Guaranty Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert.  The Guarantor’s obligation to make a Guaranty Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.  The Guarantors shall notify the Preferred Securities Guaranty Trustee of any such payment in writing.

Section 5.2                            Waiver of Notice and Demand

The Guarantor hereby waives notice of acceptance of this Preferred Securities Guaranty and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.3                            Obligations Not Affected

The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a)           the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

(b)           the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

(c)           any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

(d)           the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

(e)           any invalidity of, or defect or deficiency in, the Preferred Securities;

(f)           the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g)           any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guaranty Payments shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 5.4                            Rights of Holders

(a)           The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guaranty Trustee in respect of this Preferred Securities Guaranty or exercising any trust or power conferred upon the Preferred Securities Guaranty Trustee under this Preferred Securities Guaranty.

(b)           If the Preferred Securities Guaranty Trustee fails to enforce such Preferred Securities Guaranty, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Securities Guaranty Trustee’s rights under this Preferred Securities Guaranty, without first instituting a legal proceeding against the Issuer, the Preferred Securities Guaranty Trustee or any other person or entity.  The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

Section 5.5                            Guaranty of Payment

This Preferred Securities Guaranty creates a guarantee of payment and not of collection.

Section 5.6                            Subrogation

The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guaranty; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guaranty, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guaranty.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 5.7                            Independent Obligations

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guaranty Payments pursuant to the terms of this Preferred Securities Guaranty notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

ARTICLE VI
LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1                            Limitation of Transactions

So long as any Preferred Securities remain outstanding and (i) there shall have occurred any event of which the Guarantor has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be an Event of Default and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Preferred Securities Guaranty or (iii) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 16.01 of the Indenture and any such extension shall be continuing, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor’s capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on, or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guaranty, (d) as a result of a reclassification of the Guarantor’s capital stock or the exchange or the conversion of one class or series of the Guarantor’s capital stock for another class or series of the Guarantor’s capital stock, (e) the purchase of fractional interests in shares of the Guarantor’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases or issuances of common stock in connection with any of the Guarantor’s stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Guarantor’s dividend reinvestment plans, in each case as now existing or hereafter established or amended).  Notwithstanding anything herein to the contrary, in no event shall this provision be deemed to limit the Guarontor from issuing shares of its common stock to any Person whether in a public or private transaction.

Section 6.2                            Ranking

This Preferred Securities Guaranty will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Debt (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Debt pursuant to the Indenture (except as indicated below), it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Preferred Securities Guaranty as if (x) such Article XV were set forth herein in full and (y) such obligations were substituted for the term “Securities” appearing in such Article XV, except that with respect to Section 15.03 of the Indenture only, the term “Senior Debt” shall mean all liabilities of the Guarantor, whether or not for money borrowed (other than obligations in respect of Other Guarantees), (ii) pari passu with any Other Guarantee (as defined herein) and (iii) senior to any obligations in respect of any class of the Guarantor’s capital stock.

ARTICLE VII
TERMINATION

Section 7.1                            Termination

This Preferred Securities Guaranty shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price (as defined in the Trust Agreement) of all Preferred Securities, or (ii) upon liquidation of the Issuer, the full payment of the amounts payable in accordance with the Trust Agreement or the distribution of the Debentures to the Holders of all of the Preferred Securities. Notwithstanding the foregoing, this Preferred Securities Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guaranty.

ARTICLE VIII
INDEMNIFICATION

Section 8.1                            Exculpation

(a)           No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guaranty and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guaranty or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b)           An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

Section 8.2                            Indemnification

The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guaranty.

ARTICLE IX
MISCELLANEOUS

Section 9.1                            Successors and Assigns

All guarantees and agreements contained in this Preferred Securities Guaranty shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

Section 9.2                            Amendments

Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guaranty may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined).  The provisions of Section 12.2 of the Trust Agreement with respect to meetings of Holders of the Securities apply to the giving of such approval.

Section 9.3                            Notices

All notices provided for in this Preferred Securities Guaranty shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

(a)           If given to the Issuer, in care of the Administrative Trustee at the Issuer’s mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

ServisFirst Capital Trust II
c/o ServisFirst Bancshares, Inc.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209
Attention: Thomas A. Broughton III
Facsimile:  (205) 949-0303

(b)           If given to the Preferred Securities Guaranty Trustee, at the Preferred Securities Guaranty Trustee’s mailing address set forth below (or such other address as the Preferred Securities Guaranty Trustee may give notice of to the Holders of the Preferred Securities):

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890
Attention:  Corporate Trust Administration
Facsimile:  (302) 636-4145

(c)           If given to the Guarantor, at the Guarantor’s mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

ServisFirst Bancshares, Inc.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama  35209
Attention: Thomas A. Broughton III
Facsimile: (205) 949-0303

(d)           If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 9.4                            Benefit

This Preferred Securities Guaranty is solely for the benefit of the Holders of the Preferred Securities and, is not separately transferable from the Preferred Securities.

Section 9.5                            Governing Law

THIS PREFERRED SECURITIES GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Signatures on Following Page]

THIS Preferred Securities Guaranty is executed as of the day and year first above written.

SERVISFIRST BANCSHARES, INC., as
Guarantor

By:	/s/Thomas A. Broughton III
Thomas A. Broughton III
President and Chief Executive Officer

WILMINGTON TRUST COMPANY,
as Preferred Securities Guaranty Trustee

By:	/s/Christopher J. Slaybaugh
Authorized Officer

EXHIBIT A

CERTIFICATE TO TRUSTEE

Pursuant to Section 2.4(a)(iii) of the Preferred Securities Guaranty between ServisFirst Bancshares, Inc., as the Company (the “Company’), and Wilmington Trust Company, as Trustee, dated as of March 15, 2010 (the “Preferred Securities Guaranty”), the undersigned hereby certifies as follows:

1.
In my capacity as an officer of the Company, I would normally have knowledge of any default by the Company during the last fiscal year in the performance of any covenants of the Company contained in the Indenture.

2.	[To my knowledge, the Company is not default in the performance of any covenants contained in the Indenture.

or, alternatively:

I am aware of the default(s) in the performance of covenants in the Indentures, as specified below.]  PLEASE PICK THE SENTENCE THAT APPLIES and DELETE THE ONE THAT DOES NOT.

Capitalized terms used herein, and not otherwise defined herein, have the respective meanings ascribed to thereto in the Indenture.

IN WITNESS WHEREOF, the undersigned has executed this Officers’ Certificate.

Date:  ____________, 20__

Name:
Title:

Name:
Title:

A-1